Exhibit 5.1

[Letterhead of Dechert LLP]

November 13, 2003

Darling International Inc. 251 O'Connor Ridge Boulevard, Suite 300 Irving, Texas 75038

Re: Darling International Inc. Registration Statement Form S-3 (Registration No. 33-79478)

Ladies and Gentlemen:

We have acted as special counsel to Darling International Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of the above-referenced registration statement (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 560,430 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), that may hereafter be issued upon the exercise of stock options in accordance with the Darling International Inc. 1993 Flexible Stock Option Plan (the "Plan"), to be offered and sold by the Selling Stockholders listed in the Registration Statement.

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares have been duly authorized by the Company, and that the Shares, when issued upon exercise of such stock options in accordance with the terms of the Plan and the individual option agreements relating thereto, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to any other laws.

The opinion expressed herein is rendered to the Company in connection with the filing of the Registration Statement and for no other purpose. The opinions expressed herein may not be used or relied on by any other person, and neither this letter nor any copies thereof may be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption "Legal Matters." In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.
Very truly yours,

/s/ Dechert LLP